UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2013

TEAM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 6, 2013, we disseminated a press release announcing our fiscal year 2013 financial results and our earnings guidance regarding expected financial performance for the fiscal year ending May 31, 2014. The information in Exhibit 99.1 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibit, we are making no admission as to the materiality of any information in this Form 8-K or the exhibit.

This Form 8-K contains forward looking statements. We based our forward-looking statements on our current expectations, estimates and projections about ourselves and our industry. We caution that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in the forward-looking statements. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including those listed in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished as part of Items 2.02 and 8.01 of this Current Report on Form 8-K:

Exhibit number	Description
99.1	Team, Inc.'s Press Release issued August 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.
Date: August 6, 2013	/s/ TED W. OWEN Ted W. Owen Executive Vice President and Chief Financial Officer